Exhibit 10.1

FUNKO ACQUISITION HOLDINGS, L.L.C.

2015 OPTION PLAN

Amended and Restated as of November 1, 2017

Funko Acquisition Holdings, L.L.C., a Delaware limited liability company (the “Company”), originally adopted the Funko Acquisition Holdings, L.L.C. 2015 Option Plan (as amended by that certain Amendment No. 1 to Funko Acquisition Holdings, L.L.C. 2015 Option Plan, dated April __ 2017, as amended and restated herein and as may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Plan”), effective as of October 30, 2015. The Plan is hereby amended and restated in its entirety, effective as of November 1, 2017, in connection with the contemplated IPO and Recapitalization (each as defined in the LLC Agreement) and associated conversion of each outstanding Award with respect to Class A Units into an Option with respect to Common Units. As of the Effective Time (as defined in the LLC Agreement), all outstanding Options, as so converted, will be governed by this amendment and restatement of the Plan, and, notwithstanding anything to the contrary herein, no additional Options will be granted under the Plan.

Article I

GENERAL PROVISIONS

1.Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees and to promote the success of the Company’s business.

2.Definitions. The following definitions shall apply as used herein and in the individual Option Agreements except as defined otherwise in an individual Option Agreement. In the event a term is separately defined in an individual Option Agreement, such definition shall supersede the definition contained in this Paragraph 2.

(a)“Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b)“Applicable Laws” means the legal requirements relating to the Plan and Options under applicable provisions of federal and state securities laws, the corporate laws of the State of Delaware and, to the extent other than State of Delaware, the corporate law of the state of the Company’s organization, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Options granted to residents therein.

(c)“Board” means the Board of Directors of the Company as described in the Prior LLC Agreement.

(d)“Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of’ a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Company Transaction, such definition of “Cause” shall not apply until a Company Transaction actually occurs.

(e)“Code” means the Internal Revenue Code of 1986, as amended.

(f)“Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(g)“Company” means Funko Acquisition Holdings, L.L.C., a Delaware limited liability company, or any successor entity that adopts the Plan.

(h)“Company Transaction” means any of the following transactions, provided, however, (x) the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive; and (y) the Company Transaction is consistent with the occurrence of a change in ownership of the Company, change in effective control of the Company, or change in the ownership of a substantial portion of the assets of the Company, as such terms are defined in Code Section 409A(a)(2)(A)(v), the regulations thereunder, and any other published interpretive authority, as issued or amended from time to time:

(i)a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is organized;

(ii)the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Units outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(iv)an acquisition in a single or series of related transactions by any person or related group of persons (other than the Company, a Company-sponsored employee benefit plan or any of the Members who hold Units immediately prior to the effective date of the Plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

(i)“Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an employee, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an employee can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, or (iii) any change in status as long as the individual remains in the Service of the Company or a Related Entity in any capacity of Employee (except as otherwise provided in the Option Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(j) “Disability” shall have the meaning set forth in the long term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(k)“Employee” means any person, including an Officer, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. In addition, Members who provide services to the Company and members of a Related Entity who provide services to such Related Entity shall be considered Employees.

(l)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)“Fair Market Value” means, as of any date, the value of the Units, as determined by the Board in good faith.

(n)“Grantee” means an Employee who receives an Option under the Plan.

(o)“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fitly percent (50%) of the voting interests.

(p) “LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Funko Acquisition Holdings, L.L.C., dated as of November 1, 2017, together with any subsequent amendments or modifications thereto effected from time to time.

(q)“Member” means a member of the Company as described in the LLC Agreement.

(r)“Net-Exercise” means a procedure by which the Grantee will be issued a number of whole Units upon the exercise of an Option determined in accordance with the following formula:

N = X(A-B)/A, where

“N” = the number of Units to be issued to the Grantee upon exercise of the Option;

“X” = the total number of Units with respect to which the Grantee has elected to exercise the Option;

“A” = the Fair Market Value of a Unit determined on the exercise date;
and
“B” = the exercise price per Unit (as defined in the Option Agreement)

(s)“Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t)“Option” means a right or option granted under the Plan.

(u)“Option Agreement” means the written agreement evidencing the grant of an Option executed by the Company and the Grantee, including any amendments thereto.

(v)“Parent” means any entity (other than the employer entity) in an unbroken chain of entities ending with the employer entity if, at the time of the granting of an Option, each of the entities other than the employer entity owns securities possessing 50% or more of the total combined voting power of all classes of securities in one of the other entities in such chain.

(w)“Plan” means this Option Plan.

(x)“Prior LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Funko Acquisition Holdings, L.L.C., effective as of October 30, 2015, as amended by Amendment No. 1, dated as of January 10, 2017.

(y) “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(z)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(aa) “Subsidiary” means any entity (other than the employer entity) in an unbroken chain of entities beginning with the employer entity if, at the time of the granting of an Option, each of the entities other than the last entity in the unbroken chain owns securities possessing 50% or more of the total combined voting power of all classes of securities in one of the other entities in such chain.

(bb)“Unit” means, for the purposes of this Plan, a Common Units as described in the LLC Agreement.

3.Units Subject to the Plan.

(a)Number of Units. Subject to the provisions this Paragraph 3, the number of Units which may be issued pursuant to all Options is 555,867 Units.

(b)Issuance of Units. Any Units covered by an Option (or portion of an Option) which are forfeited, canceled or expire (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Units which may be issued under the Plan. Units subject to an Option that are exercised shall not be returned to the Plan and shall not become available for future issuance under the Plan.

4.Administration of the Plan.

(a)Plan Administrator. The Board or a Committee designated by the Board shall administer the Plan. The Plan may be administered by different bodies with respect to Officers and Employees.

(b)Powers of the Administrator. Subject to Applicable Laws, the LLC Agreement and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)to select the Employees to whom Options may be granted from time to time hereunder;

(ii)to determine whether and to what extent Options are granted hereunder;

(iii)to determine the number of Units or the amount of other consideration to be covered by each Option granted hereunder;

(iv)to approve forms of Option Agreements for use under the Plan;

(v)to determine the terms and conditions of any Option granted hereunder;

(vi)to amend the terms of any outstanding Option granted under the Plan;

(vii)to construe and interpret the terms of the Plan and Options, including without limitation, any notice of Option or Option Agreement, granted pursuant to the Plan; and (viii) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

Any decision made, or action taken, by the Administrator or in connection with this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(c)Indemnification. In addition to such other rights of indemnification as they may have as Officers or Employees of the Company or a Related Entity, and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, had faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5.Eligibility. Options may be granted to Employees. Options may be granted to such Employees who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

Article II

OPTIONS

1.Option Agreement. Each Option shall be set forth in an Option Agreement, executed on behalf of the Company and by the Grantee. To the extent of any conflict between the Plan and any Option Agreement, the terms of such Option Agreement shall control.

2.Option Exercise Price. The exercise price of the Units covered by each Option granted under the Plan shall be determined in good faith by the Committee and shall be an amount not less than the Fair Market Value of these Units on the date of the grant of the Option. While each Option is intended to be exempt from Code Section 409A, neither the Company nor the Committee shall be liable to any Grantee for any tax consequences if an Option is found to be subject to that statute and not in compliance. Notwithstanding the foregoing, Fair Market Value shall be determined in accordance with applicable regulations under Code Section 409A and, where the Units are not publicly-traded, such valuation shall involve the reasonable application of a reasonable valuation method taking into account the relevant factors or, if elected by the Committee from time to time, by applying any valuation method presumed reasonable under those regulations.

3.Number of Units. Each Option Agreement shall state the number of Units to which it pertains.

4.Term of Option. Unless otherwise stated in the Option Agreement, each Option shall terminate and expire ten (10) years from the date of the grant thereof, but may be subject to earlier termination as herein provided.

5.Date of Exercise. Upon the authorization of the grant of an Option, or at any time thereafter, the Committee may prescribe the date or dates on which the Option becomes exercisable, and may provide that the Option rights become exercisable in installments over a period of years, and/or upon the attainment of stated goals. Unless the Committee otherwise provides in writing, the date or dates on which the Option becomes exercisable (and expires) shall be tolled during any unpaid leave of absence. It is expressly understood that Options hereunder shall, unless otherwise provided for in writing by the Committee, be granted in contemplation of, and earned by the Grantee through the completion of, future employment or service with the Company.

6.Payment of Exercise Price. Except as otherwise provided below, payment of the exercise price shall be made on the date of exercise as follows: (a) in cash, by check or in cash equivalent, (b) Net Exercise, (c) by such other consideration as may be approved by the Company from time to time to the extent permitted by Applicable Law, or (d) by any combination thereof.

7.Termination of Continuous Service.

(a)A Grantee who ceases to be an Employee for any reason other than death, Disability, or termination for Cause, may exercise any Option granted to such Grantee, to the extent that the right to purchase Units thereunder has become exercisable by the date of such termination, but only within three (3) months (or such other period of time as the Committee may determine) after such date, or, if earlier, within the originally prescribed term of the Option, and subject to the conditions that (i) no Option shall be exercisable after the expiration of the term of the Option and (ii) unless the Committee otherwise provides, no Option that has not become exercisable by the date of such termination shall at any time thereafter be or become exercisable. A Grantee's employment or service shall not be deemed terminated by reason of a transfer to another employer or service recipient which is the Company or a Related Entity.

(b)A Grantee who ceases to be an Employee for Cause shall, upon such termination, cease to have any right to exercise any Option. The determination of the Board or the Committee, in its discretion, as to the existence of Cause shall be conclusive and binding upon the Grantee and the Company.

(c)Except as the Board or Committee may otherwise expressly provide or determine, a Grantee who is absent from work with the Company because of temporary disability (any disability other than a permanent and total Disability), or who is on authorized leave of absence for any purpose permitted by the Company shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated his or her employment or relationship with the Company.

(d)This Paragraph 7 shall control and fix the rights of a Grantee who ceases to be an Employee for any reason other than death, Disability, or termination for Cause, and who subsequently becomes disabled or dies. Nothing in Paragraphs 8 and 9 shall be applicable in any such case. However, in the event of such a subsequent Disability or death within the three (3) month period after the termination of Continuous Service or, if earlier, within the originally prescribed term of the Option, the Grantee or the Grantee's estate or personal representative may exercise the Option: (i) in the event of Disability, within twelve (12) months after the date that the Grantee termination of Continuous Service as an Employee, and (ii) in the event of death, within twelve (12) months after the date of death of such Grantee.

8.Total and Permanent Disability.

(a)A Grantee whose Continuous Service as an Employee ceases by reason of Disability may exercise any Option granted to such Grantee to the extent that the right to purchase Units thereunder has become exercisable on or before the date such Grantee becomes disabled as determined by the Committee.

(b)A disabled Grantee, or his estate or personal representative, shall exercise such rights, if at all, only within a period of not more than the twelve (12) months after the date that the Grantee became disabled as determined by the Committee (notwithstanding that the Grantee might have been able to exercise the Option as to some or all of the Units on a later date if the Grantee had not become disabled) or, if earlier, within the originally prescribed term of the Option.

9.Death. In the event that a Grantee to whom an Option has been granted ceases to be an Employee by reason of such Grantee's death, such Option, to the extent that the right is exercisable but not exercised on the date of death, may be exercised by the Grantee's estate or representative, or by any beneficiary of the Grantee for purposes of this Plan, within the twelve (12) months after the date of death of such Grantee or, if earlier, within the originally prescribed term of the Option, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Units on a later date if the Grantee were alive and had continued to provide Continuous Service to the Company or of a Related Entity.

10.Exercise of Options and Issue of Units. The exercise process shall be initiated by the Option holder giving written notice to the Company on a form approved by the Board. On the date specified in such written notice (which date may be extended by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the Units prior to the issuance thereof), the Company shall accept payment for the Units, and shall deliver to the person or persons exercising the Option in exchange therefor an appropriate certificate or certificates for fully paid non-assessable Units (or register such Units in such person’s name on the Company’s membership records, or both). In the event of any failure to pay for the number of Units specified in such written notice on the date set forth therein (or on the extended date as above provided), the right to exercise the Option shall terminate and be cancelled with respect to such number of Units, but shall continue in accordance with the Option Agreement with respect to the remaining Units covered by the Option and not yet acquired pursuant thereto.

11.Rights as a Member and Unit Holder. No Option holder shall have rights as a Member or holder of Units with respect to any Units covered by such Option except as to such Units as have been issued in the name of such person upon the due exercise of the Option, including payment and acceptance of the full exercise price.

12.Assignability and Transferability of Option. Unless otherwise permitted by the Code and by Rule 16b-3 of the Exchange Act, if applicable, and approved in advance by the Committee, an Option granted to a Grantee (i) shall not be transferable by the Grantee during his or her lifetime except to a family member on such terms and conditions as the Committee may set forth in the Option Agreement, and (ii) shall be exercisable, during the Grantee's lifetime, only by such Grantee or, in the event of the Grantee’s incapacity, his guardian or legal representative. Except as otherwise permitted herein, such Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Paragraph 12, or the levy of any attachment or similar process upon an Option or such rights, shall be null and void. An Option may be transferred effective upon or after the death of the Grantee (i) to the Grantee’s designated surviving beneficiary under this Plan, or (ii) to any other beneficiary in accordance with the applicable laws of descent and distribution.

13.Company Repurchase Rights. Any Option Agreement may confer on the Company the right to repurchase outstanding Options (and Units acquired by exercise of an Option) held by a Grantee upon the termination of the Grantee’s Continuous Service with the Company (or any and all Related Entities), upon the Grantee’s breach of any applicable restrictive covenant, or upon any other event or condition as set forth in the Option Agreement. Unless otherwise specified in the Option Agreement the Company shall have not less than ninety (90) days after the triggering event in which to give notice of intent to exercise or assign its repurchase rights with respect to all or part of the outstanding Option. The repurchase shall take place at the Company’s principal executive office within sixty (60) days after such notice. The repurchase price for Units acquired by exercise of an Option shall be the Unit Fair Market Value. The repurchase price for outstanding vested but unexercised Options shall be the Fair Market Value of the underlying Unit reduced by the exercise price for the Option as set forth in the Option Agreement. Portions of an outstanding Option may be cancelled in lieu of being repurchased, due to termination of employment for Cause, breach of a restrictive covenant or other negative circumstance. Fair Market Value shall be determined, for purposes of repurchase rights, by the Board in its sole discretion, but shall not be less than the Company’s book value for the Units involved absent clear evidence to the contrary. Payment may be made by a promissory note or in cash, at the Company’s discretion. The provisions of this Section 13 are supplemental to, and not in lieu of, any rights to repurchase Units or any other security held by Company pursuant to the LLC Agreement.

14.Effect of Public Offering. Notwithstanding the foregoing, the Company shall cease to have rights pursuant to Paragraph 13 following the completion of an initial public offering of the Units or other Company securities.

15.Adjustments Upon a Company Transaction.

(a)If the outstanding Units of the Company are changed into or exchanged for a different number or kind of units or other securities of the Company or of another corporation or entity by reason of a Company Transaction, the Company (or any successor thereto) shall make adjustments to outstanding Options (including, by way of example and not by way of limitation, the grant of substitute options under the Plan or under the plan of such other corporation or other entity) as it may determine to be appropriate under the circumstances, and, in addition, appropriate adjustments shall be made in the number and kind of units (or other securities) and in the exercise price per unit (or share) subject to outstanding options under the Plan or under the plan of such successor corporation or entity. No such adjustment shall be made which shall, within the meaning of Section 424 of the Code, constitute such a modification, extension, or renewal of an option as to cause the adjustment to be considered as the grant of a new option.

(b)Notwithstanding anything herein to the contrary, the Company may, in its sole discretion, accelerate the timing of the exercise provisions of any Option in the event of a Company Transaction. Alternatively, the Company may, in its sole discretion, cancel any or all Options upon a Company Transaction and provide for the payment to Grantee in cash or other property in an amount equal in value to the difference between the exercise price and the Fair Market Value of a Unit, as determined in good faith by the Committee, at the close of business on the date of such event, multiplied by the number of Units subject to the Option so canceled.

(c)Upon a business combination by the Company with any corporation or other entity through the adoption of a plan of merger or consolidation or a unit exchange or through the purchase of all or substantially all of the equity or assets of such other corporation or entity, the Board may, in its sole discretion, grant Options pursuant hereto to all or any persons who, on the effective date of such transaction, hold outstanding options to purchase securities of such other corporation or entity and who, on and after the effective date of such transaction, will become Employees. The number of Units subject to such substitute Options shall be determined in accordance with the terms of the transaction by which the business combination is effected. Upon the grant of substitute Options pursuant hereto, the options to purchase securities of such other corporation or entity for which such Options are substituted shall be canceled immediately.

16.Dissolution or Liquidation of the Company. Upon the dissolution or liquidation of the Company other than in connection with a Company Transaction to which Paragraph 15 is applicable, all Options granted hereunder shall terminate and become null and void; provided, however, that if the rights of a Grantee under the Options have not otherwise terminated and expired, the Grantee shall have the right immediately prior to such dissolution or liquidation to exercise any Option granted hereunder to the extent that the right to purchase Units thereunder has become exercisable as of the date immediately prior to such dissolution or liquidation.

Article III

MISCELLANEOUS

1.Taxes. Except as otherwise provided by the Board or Committee,

(a)the Company shall have the power and right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy the minimum federal, state, and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan; and

(b)in the case of any taxable event hereunder, a Grantee may elect, subject to the approval in advance by the Committee, to satisfy the withholding requirement, if any, in whole or in part, by having the Company withhold Units that would otherwise be transferred to the Grantee having a Fair Market Value, on the date the tax is to be determined, equal to at least the minimum marginal tax that could be imposed on the transaction. All elections shall be made in writing and signed by the Grantee.

2.Changes in Units. Subject to any required action by the Members of the Company, the number of Units covered by each outstanding Option, and the number of Units which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan, as well as any other terms that the Board determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Units resulting from a Unit split, reverse Unit split, Unit distribution, combination or reclassification of the Units or similar event affecting the Units, (ii) any other increase or decrease in the number of issued Units effected without receipt of consideration by the Company, or (iii) as the Board may determine in its discretion, any other transaction with respect to Units including a merger, consolidation, acquisition of property or Units, separation (including a spin-off or other distribution of Units or property), reorganization, liquidation (whether partial or complete), capital contribution, or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board and its determination shall be final, binding and conclusive. Except as the Board determines, no issuance by the Company of units of any class, or securities convertible into units of any class, or distribution to the Members, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Units subject to an Option.

3.Purchase for Investment. Unless the Units to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (“Securities Act”), the Company shall be under no obligation to issue the Units covered by such exercise unless and until the following conditions have been fulfilled. In accordance with the direction of the Committee, the persons who exercise such Option shall warrant to the Company that, at the time of such exercise, such persons are acquiring their Units for investment and not with a view to, or for sale in connection with, the distribution of any such Units, and shall make such other representations, warranties, acknowledgments and/or affirmations, if any, as the Committee may require. In such event, the persons acquiring such Units shall be bound by the provisions of a legend as determined by the Company which shall be endorsed upon the certificate(s) evidencing their Units issued pursuant to such exercise.

4.Amendment, Suspension or Termination of the Plan. The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws and the LLC Agreement, the Company shall obtain Member approval of any Plan amendment in such a manner and to such a degree as required. No Option may be granted during any suspension of the Plan or after termination of the Plan.

5.No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any

Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

6.No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Options shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

7.Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

8.Mitigation of Excise Tax. Unless otherwise provided for in the Option Agreement or in any other agreement between the Company (or a Related Entity Affiliate) and the Grantee, if any payment or right accruing under this Plan (without the application of this Paragraph 8), either alone or together with other payments or rights accruing to the Grantee the Company or a Related Entity would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Company. The Grantee shall cooperate in good faith with the Company in making such determination and providing any necessary information for this purpose. The Company, Board, Committee, and any members thereof individually, shall have no obligation or liability to any Grantee for any income or excise taxes arising under the Code, including Sections 4999 and 409A, in the event any Options granted under this Plan are found to violate any Code Sections, including 280G or 409A.

9.Savings Clause. This Plan is intended to comply in all respects with Applicable Law and regulations, including, (i) with respect to those Grantee who are officers for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission, if applicable, (ii) Section 402 of the Sarbanes-Oxley Act, and (iii) with respect to executive officers, Code Section 162(m). In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under Applicable Law and regulation (including Rule 16b-3 and Code Section 162(m)), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all Applicable Law (including Rule 16b-3 and Code Section 162(m)) so as to foster the intent of this Plan. Notwithstanding anything herein to the contrary, with respect to Grantee who are officers for purposes of Section 16 of the Exchange Act, to the extent that Section 16 of the Exchange Act is applicable to the Company, no grant of an Option to purchase Units shall permit unrestricted ownership of Units by the Grantee for at least six (6) months from the date of the grant of such Option, unless the Board determines that the grant of such Option to purchase Units otherwise satisfies the then current Rule 16b-3 requirements.

10.Foreign Jurisdictions. To the extent the Committee determines that the restrictions imposed by or upon the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the U.S., the Committee in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the U.S.

11.LLC Agreement and Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of Units pursuant to an Option under the Plan, to the extent required by the Committee, the Grantee shall execute and deliver a joinder to the Company’s LLC Agreement agreeing to be bound by the LLC Agreement in the capacity of a Member or such other documentation which shall set forth (in addition to, or in lieu of, the terms set forth in the Plan) certain restrictions on transferability of the Units acquired upon exercise, and such other terms as the Board or Committee shall from time to time establish. Such Unit holder’s agreement or other documentation shall apply to the Units acquired under the Plan and covered by such Unit holder’s agreement or other documentation. The Company may require, as a condition of exercise, the Grantee to become a party to any other existing Unit holder agreement (or other agreement).

12.Lock-Up Period. As a condition to the grant of an Option, if requested by the Company prior to the Effective Time, Grantee shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Units or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Company securities (except securities included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that such lead underwriter shall specify. The Grantee shall further agree to sign such documents as may be required by such lead underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Units acquired pursuant to an Option until the end of such period as provided for in this Paragraph 12.

13.Member Approval. To the extent required by the LLC Agreement, the Plan shall be subject to approval by the Members of the Company.

14.Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

15.Governing Law. This Plan, the rights and obligations of the Company and Grantee, and any claims or disputes relating hereto or thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (excluding the choice of law rules thereof).

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